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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

                                                                              JURISDICTION OF
SUBSIDIARY                                                                       FORMATION
----------                                                                    ---------------
Knowles Europe                                                                United Kingdom
Knowles Electronics Japan, K.K.                                               Japan
Knowles Electronics (Malaysia) Sdn. Bhd.                                      Malaysia
Knowles Electronics Suzhou Co. Ltd.                                           China
Knowles Electronics Taiwan, Ltd.                                              Taiwan
Knowles Manufacturing Ltd.                                                    U.S. -- Delaware
Knowles Electronics Trading (Shanghai) Co. Ltd.                               China
Knowles Electronics France                                                    France
Ruf Electronics G.M.B.H.                                                      Germany
Knowles Electronics (Weifang) Co. Ltd.                                        China
Knowles Electronics Singapore Pte. Ltd.                                       Singapore
Ruwido Electronics -- Entwicklungs-and-Vertriebs-Verwaltungs-GMBH             Germany
Ruwido Electronics -- Entwicklungs-and-Vertriebs-Verwaltungs-GMBH & Co. KG    Germany
Ruwido Austria Ges. m.b.H.                                                    Austria
Synchro-Start Products Europe Limited                                         U.K.
Synchro-Start Products, Inc.                                                  U.S. -- Delaware
Knowles Intermediate Holding Inc.                                             U.S. -- Delaware
Knowles Electronics, LLC                                                      U.S. -- Delaware
Emkay Innovative Products, Inc.                                               U.S. -- Delaware